Western Technology Investment




August 13, 1996

Mr. Michael Thomas

Vice President and Chief Financial Officer
Biosys
10150 Old Columbia Road
Columbia, MD 21046-1704

Re- Lease Agreement Between Biosys and Venture Lending & Leasing, Inc., dated December 21, 1994

Dear Mike:

VLLI will waive the financial covenants in Paragraphs 24 (d), (e) and (f) of the above referenced agreement and any existing amendments to them through August 31, 1996. This waiver is specifically conditioned upon no event of default existing or occurring with Imperial Bank or the continued waiver through the same period by Imperial Bank of its financial covenants, if any, with Biosys.



Sincerely

/S/ Ronald W. Swenson